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                                                                   EXHIBIT 10.33

                          TAX INDEMNIFICATION AGREEMENT


     THIS TAX INDEMNIFICATION AGREEMENT (this "Agreement") entered into as of the 6th day of April, 1998 by and between WMS INDUSTRIES INC. ("WMS"), a Delaware corporation, and MIDWAY GAMES INC. ("Midway"), a Delaware corporation.

                                    RECITALS:

     WHEREAS, WMS is the common parent of an affiliated group of corporations (the "WMS Group") under Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), and owns shares of common stock, par value $0.01 per share ("Common Stock"), of Midway constituting "control" within the meaning of Section 368(c) of the Code; and

     WHEREAS, WMS is distributing to its stockholders all of the stock of Midway that it owns (the "Distribution"); and

     WHEREAS, the IRS issued a private letter ruling (the "Private Letter Ruling") with respect to the Distribution dated March 2, 1998; and

     WHEREAS, the parties hereto are entering into this Agreement to provide for indemnifications as hereinafter provided in the event the Distribution fails to qualify under Section 355;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1.  MIDWAY COVENANTS

     1.1 CONTINUED CONDUCT OF BUSINESS. During the two-year period commencing with the Distribution (the "Restricted Period"), Midway agrees that it will continue active conduct of an historic trade or business within the meaning of Section 355(b) of the Code conducted by Midway throughout the five year period prior to the Distribution.

     1.2 STOCK OFFERING OR ISSUANCE. Within one year of the Distribution, Midway agrees that it will issue shares of common stock (or warrants to acquire such stock) in the amount and manner described in the Private Letter Ruling.

     1.3 CONSENT REQUIREMENT FOR MAJOR TRANSACTIONS UNDERTAKEN BY MIDWAY DURING THE RESTRICTED PERIOD. Midway agrees that during the Restricted Period it will not (i) merge or consolidate with or into any other corporation, (ii) liquidate or partially liquidate (within the meaning of such terms as defined in Section 346 and Section 302, respectively, of the Code), (iii) sell or transfer all or substantially all its assets (within




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the meaning of Rev. Proc. 77-37, 1977-2 C.B. 568) in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any of Midway's capital stock in a manner contrary to the requirements of Rev. Proc. 96-30, 1996-1 C.B. 696, (v) enter into any transaction or make any change in equity structure (including stock issuances, pursuant to the exercise of options, option grants or otherwise, capital contributions, or acquisitions, but not including the Distribution) which may cause the Distribution to be treated as a plan pursuant to which one or more persons acquire directly or indirectly Midway stock representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code, or (vi) except in connection with capital stock issued to the officers, directors or employees of Midway and its subsidiaries pursuant to employee benefit or compensation plans of Midway, and except as described in the Private Letter Ruling Request, issue additional shares of Midway's capital stock, unless Midway first obtains the written consent of the WMS Vice President-Finance and, in the event of any transaction as described in clause (v) of this paragraph 1.3 (or clause (iii) of this paragraph 1.3 in the case of a transaction described in Section 355(e)(3)(B) of the Code), that person or persons acquiring a "50-percent or greater interest" have agreed to become jointly and severally liable for payments required to be made by Midway pursuant to this Agreement.

     2.  WMS COVENANTS

     2.1 CONTINUED CONDUCT OF BUSINESS. During the two-year period commencing with the Distribution, each member of the WMS Group conducting an active trade or business relied on in conjunction with the Distribution, will continue active conduct of an historic trade or business within the meaning of Section 355(b) of the Code conducted by such member throughout the five-year period prior to the Distribution.

     2.2 CONSENT REQUIREMENT FOR MAJOR TRANSACTIONS UNDERTAKEN BY WMS DURING THE RESTRICTED PERIOD. WMS and each member of the WMS Group defined as a Distributing Corporation in the Private Letter Ruling agrees that it will not
(i) merge or consolidate with or into any other corporation, (ii) liquidate or partially liquidate (within the meaning of such terms as defined in Section 346 and Section 302, respectively, of the Code), (iii) sell or transfer all or substantially all its assets (within the meaning of Rev. Proc. 77-37, 1977-2 C.B. 568) in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any of their capital stock in a manner contrary to the requirements of Rev. Proc. 96-30, 1996-1 C.B. 696, or (v) enter into any transaction or make any change in equity structure (including stock issuances, pursuant to the exercise of options, option grants or otherwise, capital contributions, or acquisitions, but not including the Distribution) which may cause the Distribution to be treated as a plan pursuant to which one or more persons acquire directly or indirectly WMS stock representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code, unless WMS first obtains the written consent of the Midway Vice President-Finance and, in the event of any transaction as described in clause (v) of this paragraph 2.2 (or clause (iii) of this paragraph 2.2 in the case of a transaction described in Section 355(e)(3)(B) of the Code), that person or persons acquiring a "50-percent or greater interest" have agreed to become jointly and severally liable for payments required to be made by WMS pursuant to this Agreement.

     3. INDEMNIFICATION.



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     3.1 INDEMNIFICATION BY MIDWAY.

     (A) If during the Restricted Period Midway takes any action or enters into any agreement to take any action, including, without limitation, (i) any merger or consolidation of Midway with or into another corporation, (ii) any complete or partial liquidation of Midway (within the meaning of such terms as defined in Sections 346 and 302, respectively, of the Code), (iii) a sale or transfer of all or substantially all Midway's assets (within the meaning of Rev. Proc. 77-37, 1977-2 C.B. 568) in a single transaction or series of related transactions, (iv) ceasing to actively conduct its trade or business within the meaning of Section 355 of the Code, (v) redeeming or otherwise repurchasing any of Midway's outstanding capital stock, (vi) entering into any transaction or making any change in equity structure (including stock issuances, pursuant to the exercise of options, option grants or otherwise, capital contributions or acquisitions, but not including the Distribution) which could cause the Distribution to be treated as a plan pursuant to which one or more persons acquire directly or indirectly Midway stock representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code, or (vii) issuing any additional shares of Midway stock (other than as described in the Private Letter Ruling), and the Distribution fails to qualify under Section 355 of the Code primarily as a result of such action or actions; or

     (B) Midway does not issue shares of common stock (or warrants to acquire such stock) in the amount and manner described in the Private Letter Ruling within one year of the Distribution and the Distribution fails to qualify under Section 355 primarily as a result;

then Midway shall indemnify and hold harmless WMS and each member of the WMS Group against any and all federal, state and local taxes, interest, penalties and additions to tax imposed upon or incurred by the WMS Group, or any member thereof as a result of the failure of the Distribution to so qualify to the extent provided herein. WMS and each other member of the WMS Group shall be indemnified and held harmless under this Paragraph 3.1 without regard to the fact that WMS or any other member of the WMS Group may have consented to the action pursuant to Paragraph 2.

     3.2 INDEMNIFICATION BY WMS. WMS will indemnify Midway and each member of the Midway Group against any and all federal, state and local taxes, interest, penalties and additions to tax resulting from the Distribution, other than any such liabilities described in paragraph for which Midway is required to indemnify WMS as described in 3.1.

     3.3 INDEMNIFIED LIABILITY. For purposes of this Agreement, the term "Indemnified Liability" means any liability imposed upon or incurred by the WMS Group or any member of the WMS Group for which WMS or any other member of the WMS Group is indemnified and held harmless under Paragraph 3.1, or any liability imposed upon or incurred by the Midway


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Group or any member of the Midway Group for which Midway or any member of the
Midway Group is indemnified and held harmless under paragraph 3.2, as the case may be, but shall not refer to the amount of such liability.

     3.4 INDEMNIFIED PARTY. For purposes of this Agreement, the term "Indemnified Party" means the party entitled to be indemnified under paragraph
3.1 or 3.2, as the case may be.

     3.5 INDEMNIFYING PARTY. For purposes of this Agreement, the term "Indemnifying Party" means the party required to indemnify the other party under paragraph 3.1 or 3.2, as the case may be.

     3.6 AMOUNT OF INDEMNIFIED LIABILITY FOR INCOME TAXES. The amount of an Indemnified Liability for a federal or state tax based on or determined with reference to income shall be deemed to be the amount of tax computed by multiplying (i) the taxing jurisdiction's highest marginal tax rate applicable to taxable income of corporations such as the Indemnified Party of the character subject to tax as a result of the failure of the Distribution to qualify under
Section 355 of the Code for the taxable period in which the Distribution occurs, times (ii) the gain or income of the Indemnified Party Group or any member thereof which is subject to tax in the taxing jurisdiction as a result of the failure of the Distribution to qualify under Section 355 of the Code, and, in the case of a state, times (iii) the percentage representing the extent to which such gain or income is apportioned or allocated to such state; PROVIDED, HOWEVER, that in the case of a state tax determined as a percentage of federal income tax liability, the amount of Indemnified Liability shall be deemed to be the amount of tax computed by multiplying (i) that state's highest percentage rate applicable to the taxable income of corporations such as the Indemnified Party of the character subject to tax as a result of the failure of the Distribution to qualify under Section 355 of the Code for the taxable period in which the Distribution occurs, times (ii) the amount of deemed federal income tax (whether or not incurred) imposed upon the Indemnified Party Group or any member thereof from the failure of the Distribution to qualify under Section 355 of the Code computed in accordance with this Paragraph 3.6, times (iii) the percentage representing the extent to which the gain or income required to be recognized on the Distribution is apportioned or allocated to such state.

     3.7 INDEMNITY REDUCED BY INCOME TAX BENEFITS FROM INDEMNIFIED LIABILITY. If any Indemnified Liability is of a type that constitutes a deduction from income in any taxable period in determining the Indemnified Party Group's or any of its member's liability for a federal or state tax based upon or determined with reference to income, the amount that the Indemnified Party would otherwise be required to pay as indemnification for such Indemnified Liability shall be reduced by the aggregate deemed reduction, on account of such deduction of the Indemnified Liability, in the tax liability of the Indemnified Party Group, or any member to all taxing jurisdictions over all taxable periods in which the Indemnified Liability is deductible. The deemed reduction in tax liability to a taxing jurisdiction for any taxable period in which all or a portion of the Indemnified Liability is deductible shall be deemed to be the amount computed by multiplying (i) such taxing jurisdiction's highest marginal tax rate applicable to the taxable income of corporations such as the Indemnified Party of the character against which the



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Indemnified Liability is deductible, times (ii) the portion of the Indemnified
Liability that constitutes a deduction in such taxing jurisdiction in such taxable period, and, in the case of a state, times (iii) the percentage representing the extent to which the deduction for the Indemnified Liability is apportioned or allocated to such state; PROVIDED, HOWEVER, that in the case of a state tax determined as a reduction in tax liability to such state for any taxable period in which all or a portion of the Indemnified Liability is deductible shall be deemed to be the amount computed by multiplying (i) such state's highest percentage rate applicable to the taxable income of corporations such as the Indemnified Party in such taxable period of such character against which the Indemnified Liability is deductible, times (ii) the deemed reduction in federal income tax in such taxable period resulting from the deductibility of the Indemnified Liability computed in accordance with this Paragraph 3.4, times
(iii) the percentage representing the extent to which the deduction for the Indemnified Liability is apportioned or allocated to such state. The amount of such reduction in the Indemnified Party's liability shall be unaffected by any interest paid to the Indemnified Party Group, or any member thereof, by a taxing authority by reason of any such deduction.

     3.8 INDEMNITY AMOUNT. With respect to any Indemnified Liability, the amount which Midway or WMS, as the case may be, shall pay as indemnification (the "Indemnity Amount") shall be the amount of the Indemnified Liability, as determined and adjusted under Paragraphs 3.6 and 3.7.

4.   PROCEDURAL MATTERS.

     4.1 NOTICE. If either party receives any written notice of deficiency, claim or adjustment or any other written communication from a taxing authority that may result in an Indemnified Liability, the party receiving such notice or communication shall promptly give written notice thereof to the other party, PROVIDED that any delay by any party so notifying the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder except to the extent the Indemnifying Party is materially and adversely prejudiced by such delay, the Indemnified Party undertakes and agrees that from and after such time as the Indemnified Party obtains knowledge that any representative of a taxing authority has begun to investigate or inquire into the Distribution (whether or not such investigation or inquiry is a formal or informal inquiry), the Indemnified Party shall (i) notify the Indemnified Party thereof, PROVIDED that any delay by the Indemnified Party in so notifying the Indemnifying Party shall not relieve the Indemnifying Party of any liability to the Indemnified Party hereunder, (ii) consult with the Indemnifying Party from time to time as to the conduct of such investigation or inquiry, (iii) provide the Indemnifying Party with copies of all correspondence between the Indemnified Party or its representatives and such taxing authority or any representative thereof pertaining to such investigation or inquiry and (iv) arrange for a representative of the Indemnifying Party to be present at (but not participate in) all meetings with such taxing authority or any representative thereof pertaining to such investigation or inquiry.

     4.2 WRITTEN ACKNOWLEDGMENT. Promptly upon receipt of notice as provided in Paragraph 4.1, the Indemnifying Party shall confirm in writing to the Indemnified Party that the liability asserted in the notice of deficiency, claim or adjustment or other written communication would, if imposed upon or incurred by the the Indemnified Party Group or any member thereof, be an Indemnified Liability, unless the Indemnifying Party believes in good faith that such liability would



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not be an Indemnified Liability in which case the Indemnifying Party shall set forth in writing to the Indemnified Party the grounds for such belief.

     4.3 TAX PROCEEDINGS CONTROLLED BY THE INDEMNIFYING PARTY. Any tax proceeding that may result in an Indemnified Liability, which is acknowledged as such by the Indemnifying Party, shall be conducted in accordance with this Paragraph 4.3.

     Promptly upon the Indemnifying Party's written acknowledgment that the asserted liability is an Indemnified Liability, the Indemnifying Party shall assume and direct the defense or settlement of the proceeding. If the Indemnified Liability is grouped with other unrelated asserted liabilities or issues in the proceeding, WMS and Midway shall use their respective best efforts to cause the Indemnified Liability to be the subject of a separate proceeding. If such severance is not possible, the Indemnifying Party shall assume and direct and be responsible only for the matters relating to the Indemnified Liability.

     Upon request, during the course of the tax proceedings, the Indemnifying Party shall from time to time furnish the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party of its ability to pay the full amount of the Indemnified Liability. If at any time during such tax proceedings the Indemnified Party reasonably determined, after due investigation, that the Indemnifying Party could not pay the full amount of the Indemnified Liability, if required, then the Indemnified Party may assume control of the tax proceedings in accordance with Paragraph 4.4.

     The Indemnifying Party shall pay all expenses related to the Indemnity Liability, including but not limited to fees for attorneys, accountants, expert witnesses or other consultants retained by it. To the extent that any such expenses have been or are paid by the Indemnified Party, the Indemnifying Party shall promptly reimburse the Indemnified Party.

     The Indemnified Party shall not pay (unless otherwise required by a proper notice of levy and after prompt notification to the Indemnifying Party of the Indemnified Party's receipt of notice and demand for payment), settle, compromise or concede any portion of the Indemnified Liability without the written consent of the Indemnifying Party. The Indemnified Party shall, at the Indemnifying Party's sole cost (including but not limited to any reasonable out-of-pocket costs incurred by the Indemnified Party), take such action as the Indemnifying Party may reasonably request (including but not limited to the execution of powers of attorney for one or more persons designated by the Indemnifying Party, and the filing of a petition, complaint, amended return or claim for refund) in contesting the Indemnified Liability. The Indemnifying Party shall, on a timely basis, keep the Indemnified Party informed of all developments in the proceedings and provide the Indemnified Party with copies of all pleadings, briefs, orders, and other written papers pertaining thereto.

     Subject to satisfaction of the conditions herein set forth, the Indemnifying Party may direct the Indemnified Party to settle the Indemnified Liability on such terms and for such amounts as the Indemnifying Party may direct. The Indemnified Party may condition such settlement on receipt, prior to the settlement, from the Indemnifying Party of the Indemnity Amount less any amounts to be paid directly by the Indemnifying Party to the taxing authority. The Indemnifying Party may direct



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the Indemnified Party, at the Indemnifying Party's expense, to pay an asserted deficiency for the Indemnified Liability out of funds provided by the Indemnifying Party, and to file a claim for refund. If the Indemnifying Party pays the Indemnified Party the Indemnified Amount pursuant to Paragraph 4.5 and the Indemnified Party or any other member of the the Indemnified Party receives a refund of any portion of amounts paid to a taxing jurisdiction in respect of the Indemnified Liability, the Indemnified Party shall immediately pay any and all such refund proceeds to the Indemnifying Party.

     4.4 TAX PROCEEDINGS CONTROLLED BY THE INDEMNIFIED PARTY. Should the Indemnifying Party not provide the Indemnified Party with the confirmation contemplated by Section 4.2 within thirty (30) days following receipt of notice provided in Section 4.1 or, following such confirmation, should the Indemnifying Party fail within thirty (30) days following request therefor to furnish to the Indemnified Party evidence of its ability to pay the full amount of the Indemnified Liability or should the Indemnified Party reasonably believe after due investigation that the Indemnifying Party could not pay the full amount of the Indemnified Liability if required, then the Indemnified Party may assume control of the tax proceeding upon the following terms: (i) the Indemnified Party will diligently defend against the claim of any taxing authority that the Distribution resulted in taxable income to it or any other member of the the Indemnified Party Group, without regard to the indemnification provided herein, including the pursuit of the appeal of any adverse determinations to the appropriate tribunal (unless advised by independent counsel in its reasonable judgment that the Indemnified Party or such other member of the the Indemnified Party would not prevail upon any such appeal) and shall employ such resources, including independent counsel, in conducting such defense as are reasonably commensurate to the nature and magnitude of the claim; (ii) the Indemnified Party will consult with the Indemnifying Party as to the conduct of all proceedings, will provide The Indemnifying Party with copies of all protests, pleadings, briefs, filings, correspondence and similar materials relative to the proceedings and will arrange for a representative of the Indemnifying Party to be present at all meeting with the relevant taxing authorities and all hearings before any court; and (iii) neither the Indemnified Party nor any other member of the the Indemnified Party Group will settle, compromise or concede any claim that would result in an Indemnified Liability unless the Indemnified Party has made the determination, and has been so advised by independent counsel, that such settlement is fair to the Indemnifying Party and its stockholders and is reasonable in the circumstance. Subject to the above, any such tax proceeding shall be controlled and directed exclusively by the Indemnified Party and may be contested, defended, paid, settled, compromised or conceded by the Indemnified Party and any related expenses incurred by the Indemnified Party or any member of the the Indemnified Party, including but not limited to, fees for attorneys, accountants, expert witnesses or other consultants shall be reimbursed by the Indemnifying Party, if the Indemnifying Party admits or is found to have incorrectly failed to acknowledge the asserted liability as an Indemnified Liability as provided in Paragraph 4.2; PROVIDED, HOWEVER, that if after the Indemnified Party's assumption of control of the proceedings, the Indemnifying Party acknowledges in writing that the asserted liability is an Indemnified Liability or demonstrates its ability to pay the full amount of the Indemnified Liability if required, the Indemnifying Party shall (if practical and upon its request) promptly assume and direct a proceeding which shall thenceforth be conducted in accordance with Paragraph 4.3, PROVIDED, FURTHER HOWEVER, that the Indemnified Party will not be required to pursue the claim in federal district court, Court of Claims or any state court if as a prerequisite to such Court's jurisdiction, it



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is required to pay the asserted liability unless the funds necessary to invoke such jurisdiction are provided by the Indemnifying Party. For purposes of this paragraph 4.4, the independent counsel shall be jointly selected by both parties.

     4.5 TIME AND MANNER OF PAYMENT. Unless otherwise agreed in writing, the Indemnifying Party shall pay to the Indemnified Party the Indemnity Amount (less any amount paid directly by the Indemnifying Party to the taxing authority) within seven (7) business days after the date payment of the Indemnified Liability is made, whether by the Indemnified Party or the Indemnifying Party, to the taxing authority. Such payment shall be paid by the Indemnifying Party to the Indemnified Party by wire transfer of immediately available funds to an account designated by the Indemnified Party by written notice to the Indemnifying Party prior to the due date of such payment. If payment is delayed beyond the due date hereunder, the Indemnifying Party shall pay interest to the Indemnified Party on the amount unpaid at the rate of one (1) percentage point above the monthly average of the daily Effective Federal Funds Rate, as stated by The Federal Reserve Bank of New York for each day and the actual number of days for which any amount due hereunder is unpaid; PROVIDED, HOWEVER, that this provision for interest shall not be construed to give the Indemnifying Party the right to defer payment beyond the due date hereunder.

     4.6 REFUND OF AMOUNTS PAID BY THE INDEMNIFYING PARTY. Should the Indemnified Party or any other member of the the Indemnified Party Group receive a refund in respect of amounts paid by the Indemnifying Party to any taxing authority on the Indemnified Party's behalf, or should any such amounts that would otherwise be refundable to the Indemnifying Party be applied by the taxing authority to obligations of the Indemnified Party or any other member of the the Indemnified Party unrelated to the Distribution, then the Indemnified Party shall, promptly following receipt (or notification of credit), remit such refund.

     4.7 COOPERATION. WMS and Midway shall cooperate with one another in a timely manner in any administrative or judicial proceeding involving any matter that may result in an Indemnified Liability. WMS and Midway agree that such cooperation shall include, without limitation, making available to the other party, during normal business hours, all books, records and information, officers and employees (without substantial interruption of employment) necessary or useful in connection with any such judicial or administration proceeding. The party requesting or otherwise entitled to any books, records, information, officers or employees pursuant to this Paragraph 4.7 shall bear all reasonable out-of-pocket costs and expenses (except reimbursement of salaries, employee benefits and general overhead) incurred in connection with providing such books, records, information, officers or employees.

     4.8 DISPUTE RESOLUTION. If an effort to resolve informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, each party shall first notify the other in writing of its position with respect to any difference or dispute hereunder that requires resolution. WMS and Midway shall each designate any employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after the latest such notification (or, if one party gives such notification, within 30 days after such notification), the matter shall be submitted to a senior



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officer of each of WMS and Midway for consideration. If settlement cannot be reached through their efforts within an additional 30 days, or such longer time period as they shall agree upon, the parties shall consider arbitration or other alternative means to resolve the disputes; PROVIDED, HOWEVER, that the parties hereby agree that any disputes concerning the calculation of amounts (e.g., an Indemnity Amount) or similar accounting matter shall be resolved by a nationally recognized public accounting firm selected by the parties, whose fees and expenses shall be shared equally by WMS and Midway. With respect to any dispute concerning other matters, if they are unable to agree on an alternative dispute resolution mechanism, either party may initiate legal proceedings to resolve such matter.

     5.  MISCELLANEOUS.

     5.1 NOTICES. Any notice, request, instruction or other document to be given under this Agreement by any party to another party shall be in writing and shall be deemed to have been duly given or delivered when delivered personally, or telecopied (receipt confirmed, with a copy sent by certified or registered mail as set forth in this Agreement) or, upon receipt (as indicated by return receipt), when sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other overnight delivery service, to the address of the party set forth below or to such address as the party to whom notice is to be given may provide in a written notice to the other party to this
Agreement:


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     If to WMS, to

     WMS Industries Inc.
     3401 N. California Avenue
     Chicago, IL 60618
     Telecopier No.:    (773) 961-1099
     Telephone No.:     (773) 961-1111
     Attention:         Vice President - Finance

     If to Midway, to:

     Midway Games Inc.
     3401 N. California Avenue
     Chicago, IL 60618
     Telecopier No.:    (773) 961-2099
     Telephone No.:     (773) 961-2222
     Attention:         Vice President - Finance


     5.2 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Illinois as applied to agreements made and to be performed in the State of Illinois without regard to the conflict of laws principles thereof. Each of the parties consents to personal jurisdiction in respect of any action arising under or in connection with this Agreement instituted in the United States District Court for the Northern District of Illinois, and to service of process upon it in any manner permitted under the laws of the State of Illinois.

     5.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     5.5 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the parties.

     5.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

     5.7 FURTHER ASSURANCE. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action,



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as the other parties, or any of them may reasonably request to carry out the intent of this Agreement and the transactions contemplated by this Agreement.

     5.8 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties in respect of the actions and transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to in this Agreement.

     5.9 PARTIES IN INTEREST. Neither party may assign its rights or delegate any of its duties under this Agreement (except to another person acquiring substantially all of the assets of such party by purchase, merger, consolidation or otherwise) without the prior written consent of the other. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies PROVIDED, HOWEVER, that other members of the WMS Group shall be deemed third party beneficiaries of this Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


WMS INDUSTRIES INC.                         MIDWAY GAMES INC.



By: /s/ Harold H. Bach, Jr.                 By: /s/ Neil D. Nicastro
   ----------------------------                --------------------------------

Title: Vice President - Finance             Title: President
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